UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 5, 2019
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2019, Crocs, Inc. ("the Company") held its 2019 annual meeting of stockholders (the “Annual Meeting”) in Boulder, Colorado. The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a) The nominees for election as Class II directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified, were elected based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ian M. Bickley	56,595,802	357,929	6,139,762
Doreen A. Wright	56,309,811	643,920	6,139,762
Douglas J. Treff	56,596,323	357,408	6,139,762

(b) The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
62,414,171	536,825	142,497

(c) The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,761,944	2,046,912	144,875	6,139,762

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 7, 2019	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Risk Officer